Exhibit 10.43

GreenPay Authorized Reseller Agreement

THIS AGREEMENT is made on the date listed on the final page of this Agreement by and between GreenPay, LLC (“GreenPay”), with its principal place of business located at 2600 East Bidwell, Suite 140, Folsom, Ca 95628, and company listed on the final page of this Agreement (the "Reseller"), with its principal place of business located within the United States of America.

NOW, THEREFORE, in consideration of the promises hereinafter made by the parties hereto, it is agreed as follows:

1.	The product (s) or product line (s) (“Products”) included in this agreement are, but not limited to: Check 21 Electronic Check Services, Mobile Payment Applications, and Consulting Services. GreenPay represents and warrants that it is the sole and exclusive owner of any and all intellectual property pertaining to the Products, and that its use and sale of the Products does not infringe on any patents, trademarks, and/or any other intellectual property rights or any third party.

2.	Distribution Right: GreenPay hereby appoints and grants Reseller the non-exclusive and non-assignable right to sell the Products of GreenPay to Merchants. The Merchants are primarily (but not exclusively) legal marijuana dispensaries who will purchase the products and services from Reseller for the purpose of allowing the Merchant(s) to receive electronic check payment processing and payment from the Merchants’ customers. The Reseller shall have a reseller permit or business license issued by its State or its government where the Reseller’s company is located or registered.

3.	Fees and Revenue Sharing: GreenPay and the Reseller have mutually negotiated and agree to the product sales rates and fees, and the gross revenue sharing model as outlined in Exhibit A, which shall become and be a part of this Agreement. Exhibit A may be mutually modified, in writing, with the written approval of the parties to this Agreement.

4.	Other Parties: Reseller acknowledges and understands that there are other parties (“Contractors”) that may have been contracted by GreenPay to provide software, banking, funds management, and/or other solutions that are integrated within the Products offered for sale. These Contractors will benefit from the sales of the Products, but the Contractors’ sole compensation for their services shall be limited to the collective share of the gross revenue sharing model as outlined in Exhibit A.

5.	Logos, Trademarks, Service Marks, and Graphics Use: GreenPay will grant to the Reseller a limited access ("Access") to certain GreenPay trademarks, service marks, logos, and other proprietary graphics ("Marks"). GreenPay represents and warrants that it is the sole and exclusive owner of any and all Marks and that its use and license of the Marks does not infringe on any intellectual property rights of any third parties. Reseller’s access to the Marks shall be for the duration of the Agreement as described herein, and under the following terms and conditions:

a.	This Access to Marks will be granted for the benefit of GreenPay’s Resellers, and others with a legitimate intent to advertise and sell GreenPay’s products and services. The Access to use these Marks will require prior review of their use and GreenPay’s written approval of the use.

b.	The Reseller must follow the published guidelines for use of the GreenPay Logos, Service Marks, Trademarks, Graphics, Styles and Colors.

GreenPay’s Initial:	BMS
exhibit 10.43 - greenpay authorized reseller agreement by and between greenpay, llc and maverick bankcard, llc
Reseller’s Initial:	AG

GreenPay Authorized Reseller Agreement

c.	The Reseller may not, under any circumstances, alter the appearance of the Marks, either by alteration, size, color or combine with any other logo without the prior written permission by GreenPay.

d.	The Reseller may develop ‘Private Label’ identifiers, logos and the like, incorporating the Marks for the purpose of marketing and branding. All Private Labels must include a statement like: “Powered by GreenPay”. GreenPay must review and approve all incorporations of any Marks before their use and/or distribution.

e.	GreenPay retains full ownership rights to its Trademarks, Service Marks, Logos, and Graphics and the Reseller does not acquire any rights, title or interest in or to the Marks beyond that set forth herein.

f.	If the Reseller uses the Marks in conjunction with logos, or other works, representing awards or publications of companies granting such awards, it shall be the responsibility of the Reseller to give appropriate attribution to such companies, and to correctly identify such logos or works with their respective companies.

g.	Breach of this section will be grounds for immediate termination of this Access, and any other legal remedies GreenPay may deem appropriate.

6.	GreenPay reserves the right to modify or terminate its Reseller Program at any time without notice or liability, but the termination of this Agreement or the Reseller Program shall not relieve GreenPay of it continuing obligations to Reseller to make payments to Reseller in accordance with Exhibit A based on Reseller’s sale of Products to any Merchant prior to the termination of the Reseller Program. Greenpay’s obligation to pay Reseller its portion of the gross revenue sharing model, and any other fees payable to Reseller, as outlined in Exhibit A, shall continue for as long as GreenPay and/or its Contractors continue to provide any electronic check payment processing or other services to Merchants using any of the Products sold by Reseller.

7.	Non-existent in this contracted agreement is there any implied or hidden impose liability or obligation on GreenPay for any expenditure made or incurred by the Reseller, or for any sale or promotional activity undertaken by the Reseller, except pursuant to written and explicit request of representatives of GreenPay.

8.	Term: The term of this Agreement shall be for one (1) years from the date hereof, unless sooner terminated. Following such Initial Term, this Agreement shall be automatically renewed for successive one year, unless either party notifies the other in writing of an intention not to renew the Agreement within ninety (90) days of the end of the Initial Term.

Termination shall not relieve either party of obligations incurred prior thereto. This Agreement may be terminated under the following stipulations without exception under any circumstances:

a.	by the Reseller at anytime upon thirty (30) days written notice to GreenPay.

b.	by GreenPay upon thirty (30) days written notice to the Reseller for cause or in the event the Reseller breeches this contact (in any manner);

c.	by GreenPay upon thirty (30) days written notice to the Reseller in the event the Reseller becomes involved in any arrangements with creditor, voluntary or involuntary bankruptcy proceedings under the Bankruptcy Laws of the United States;

GreenPay’s Initial:	BMS
exhibit 10.43 - greenpay authorized reseller agreement by and between greenpay, llc and maverick bankcard, llc
Reseller’s Initial:	AG

GreenPay Authorized Reseller Agreement

GreenPay’s continuing obligation to make payment to Reseller pursuant to Exhibit A shall survive any termination of this Agreement by either party. Notwithstanding the termination of this Agreement by either Party, Greenpay’s obligation to pay Reseller its portion of gross revenue sharing model, and any other fees payable to Reseller, as outlined in Exhibit A, shall continue for as long as GreenPay and/or the Contractors continue to provide any electronic check payment processing or other services to Merchants using any of the Products sold by Reseller.

9.	Notice or Communication. Any notice or communication required or permitted hereunder (other than Administrative Notice) shall be in writing and may be sent by registered mail, return receipt requested, postage prepaid and addressed to the addresses set forth below, or emailed to such address as any party entitled to notice shall have communicated in writing to the other party. Notices and communications to GreenPay and the Reseller are noted on the final page of this Agreement.

10.	Relationship of Parties. The relationship between the parties established by this Agreement shall be solely that of vendor and vendee and all rights and powers not expressly granted to the Reseller are expressly reserved to GreenPay. The Reseller shall have no right, power or authority in any way to bind GreenPay to the fulfillment of any condition not herein contained, or to any contract or obligation, expressed or implied

11.	Indemnity. The Reseller agrees to hold GreenPay free and harmless from any and all claims, damages, and expenses of every kind or nature whatsoever arising from acts of the Reseller of any of the provisions of this Agreement. GreenPay agrees to hold Reseller free and harmless from any and all claims, damages, and expenses of every kind or nature whatsoever, arising from a breach by GreenPay if any of the provisions of this Agreement.

12.	Assignment. This Agreement constitutes a professional contract and Reseller shall not transfer or assign same or any part thereof without the advance written consent of GreenPay.

13.	Upon execution of this Agreement, GreenPay will immediately notify Reseller of each and every state in which the sale of its Products may violate State law. Thereafter, Reseller will not be use or sell GreenPay products, and any Service(s) in any states identified in writing by GreenPay pursuant to the preceding sentence.

14.	Applicable Law. This Agreement shall be governed by the laws of the State of California and is accepted by GreenPay at its Corporate Office noted above. All payments hereunder shall be made at GreenPay's Corporate Office address. GreenPay's rights granted hereby are cumulative and in addition to any rights it may have at law or equity.

15.	General.

a)	Any portion of the Agreement which is inconsistent with applicable laws, regulations or rules will be deemed modified and applied in a manner consistent therewith, and the Parties shall not incur any liability to each other as a result of the inconsistency or modification and application. If any portion of the Agreement is deemed unenforceable or invalid, it will not otherwise affect the enforceability or validity of the Agreement.

b)	The Agreement is the entire agreement between the Parties and supersedes all prior representations, conditions, warranties, understandings, proposals or agreements regarding a Service. No course of dealing or waiver of any right on one occasion will constitute a modification of the Agreement or be a waiver of that right on a subsequent occasion.

GreenPay’s Initial:	BMS
exhibit 10.43 - greenpay authorized reseller agreement by and between greenpay, llc and maverick bankcard, llc
Reseller’s Initial:	AG

GreenPay Authorized Reseller Agreement

c)	Any/All sections of this agreement, plus all Exhibits of this Agreement, will survive termination of this Agreement.

d)	Parties may not assign or transfer its rights or obligations with respect to this Agreement without the other written consent. Each Party may assign its rights and obligations with respect to this Agreement to any successor by merger, consolidation or corporate reorganization.

e)	The parties do not intend that any agency or partnership relationship be created between them by this Agreement. The parties are and will remain as independent contractors.

f)	The Parties agree that they will not issue press release(s) which describes the nature of the relationship between the Parties and may include historical information about the respective Parties, without the express written consent of the other party, and which consent may be withheld by either party in its sole judgement.

g)	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

h)	This Agreement may be executed as a faxed or electronically scanned document, with scanned or faxed signatures deemed as original.

i)	Construction. Section headings in this Agreement are for convenience only and are not to be used in interpreting this Agreement. As used in this Agreement, the word "including" means "including but not limited to".

j)	Confidentiality of Agreement. Neither party will disclose any terms of this Agreement, including prices or discounts, to anyone other than its attorneys, accountants or other professional advisors or to any investor or potential investor who agrees to maintain the confidentiality of such information. Notwithstanding the foregoing, either party may make limited disclosure of the terms of this Agreement to the extent required by law, provided that the disclosing party: (i) provides the non-disclosing party reasonable prior notice of such disclosure, and (ii) uses its best efforts to protect and limit the disclosure of such information to the extent possible. Notwithstanding the foregoing, the Parties agree that each may acknowledge the other as a customer.

k)	Parties Advised by Counsel. This Agreement has been negotiated between Parties who are sophisticated and knowledgeable in the matters contained herein and who have been represented by legal counsel. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the Parties and any rule of law (including Section 1654 of the California Civil Code and any other authority of any jurisdiction of similar effect) which would require interpretation of any ambiguities in this Agreement against the drafting Party is not applicable and is hereby waived.

l)	Entire Agreement. Both Parties agree that this Agreement, along with the Exhibits hereto, is the complete and exclusive statement of the mutual understanding of the Parties and supersedes and cancels all previous and contemporaneous written and oral agreements and communications relating to the subject matter of this Agreement.

GreenPay’s Initial:	BMS
exhibit 10.43 - greenpay authorized reseller agreement by and between greenpay, llc and maverick bankcard, llc
Reseller’s Initial:	AG

GreenPay Authorized Reseller Agreement

m)	Force Majeure. Any delay in the performance of any duties or obligations of either Party will not be considered a breach of this Agreement if such delay is caused by a labor dispute, market shortage of materials, fire, earthquake, flood or any other event beyond the control of such Party, provided that such Party uses reasonable efforts, under the circumstances, to resume performance as soon as reasonably practicable.

n)	Government Rights. The Software is a "commercial item," as that term is defined at 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995) (or an equivalent provision, e.g., in supplements of various U.S. government agencies, as applicable), all U.S. Government users acquire the Software with only those rights set forth herein.

GreenPay’s Initial:	BMS
greenpay authorized reseller agreement by and between greenpay, llc and maverick bankcard, llc
Reseller’s Initial:	AG

GreenPay Authorized Reseller Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year indicated above.

Accepted: Maverick Bankcard, Inc.	Accepted:
Reseller	GreenPay

/s/ Alan Griefer	/s/ Bruce M. Smith
Signature	Signature

CEO	CFO
Title	Title

2600 E. Bidwell, Suite 140
28720 Roadside Drive, Suite 101	Folsom, CA 95628

Agoura Hills, CA 91301	www.GrnPay.com

Customer.Support@GrnPay.com

	Date of Agreement:	11/5/2014

Effective Date:

GreenPay’s Initial:	BMS
exhibit 10.43 - greenpay authorized reseller agreement by and between greenpay, llc and maverick bankcard, llc
Reseller’s Initial:	AG

GreenPay Authorized Reseller Agreement

Exhibit A

Fees and Revenue Sharing

The basic tenet of this Agreement and the marketing efforts between the Parties is the delivery of a mobile payment solution for the legal marijuana dispensaries. A marketing and sales plan will be developed, and a program put into place that will initially target the existing customers of the Parties. Follow-on program will target new customers.

Billing and collections will be determined based upon the final product(s) sold and will be detailed as a modification to this Exhibit A.

Shared Fees:

•	The Consumer will be charged a fee of 3.95 percent (3.95%) of the funds loaded to their mobile account.
•	The Merchant may be charged a fee as determined by Reseller.
•	Additional fees as mutually determined over time.

Revenue Sharing:

A critical piece of this Agreement is the revenue sharing models outlined below:

•	Net revenue from the Consumer fees listed above are shared three ways:
o	One Third to GreenPay
o	One Third to Reseller
o	One Third to Contractors

•	Gross Revenue from the Reseller’s Merchant fees listed above are shared two ways:

o	25% to GreenPay
o	75% to Reseller

Gross revenue is a factor of the Total Gross Revenue received by GreenPay arising out of the Products and related services sold to the Merchants by Reseller.

Additional Un-shared Fees / Revenue:

In addition, the Reseller may add up to an additional one percent to the fees changed to the Consumer which are not a part of the revenue sharing model. This one percent is exclusive for the Reseller.

In addition, GreenPay will charge a fixed transaction fee of 25 cents ($0.25) to the Merchant for each transaction which are not a part of the revenue sharing model. This fee is exclusive for GreenPay.

GreenPay’s Initial:	BMS
exhibit 10.43 - greenpay authorized reseller agreement by and between greenpay, llc and maverick bankcard, llc
Reseller’s Initial:	AG

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